EXHIBIT 10.01

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made effective as of the 26th day of February 2019 (the “Effective Date”) by and between FOREVER GREEN NV, a Nevada limited liability company (“FG-NV”), FOREVER YOUNG INVESTMENTS, L.L.C., a Nevada limited liability company (“FYI” along with FG-NV, collectively, the “Seller”) and TERRA TECH CORP., a Nevada corporation (“Purchaser”) with respect to the following facts and circumstances: (i) FG-NV owns a 50% Percentage Interest in Medifarm I, LLC, a Nevada limited liability company (“Medifarm I”) and a 15% Percentage Interest in Medifarm II, LLC, a Nevada limited liability company (“Medifarm II”); and FYI owns a 50% Percentage Interest (the “Medifarm RE Securities”)in Medifarm I Real Estate, LLC, a Nevada limited liability company (“Medifarm RE”); (ii) the Seller’s ownership in Medifarm I and Medifarm II shall be referred to as the “Subject Securities”); (iii) Seller has agreed to sell to the Purchaser and Purchaser has agreed to purchase all of Seller’s right, title, and interest in and to the Subject Securities along with Seller’s ownership in Medifarm RE (Medifarm I and Medifarm II and are collectively referred to as the “Operating Entities”); (iv) the Subject Securities and Medifarm RE Securities are uncertificated; (v) this Agreement is the Medifarm Entities Securities Purchase Agreements as set forth in that certain Settlement Agreement and Release (the “Settlement Agreement”) dated February 26, 2019 by several parties, including the Seller, Purchaser, the Operating Entities and Medifarm RE; and (vi) the sale of the Subject Securities and Medifarm RE Securities are each subject to the Operating Agreements of Medifarm I dated August 12, 2014, Medifarm II dated August 12, 2014 and Medifarm RE dated October 6, 2015 (collectively, the “Operating Agreements”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Sale. Seller hereby sells, assigns, transfers, and delivers to Purchaser, and Purchaser hereby purchases from Seller, all of Seller's right, title, and interest in and to the Subject Securities and Medifarm RE Securities under the terms and subject to the conditions set forth in this Agreement. An express condition to the Sale of the Subject Securities and Medifarm RE Securities is: (i) that when the Seller executes and delivers this Agreement, it will also sign (and notarize as required) and deliver for each of the Operating Entities, a Notice of Transfer of Interest and Nevada Business Registration Form, copies of which are attached hereto as Exhibit A (the “State of Nevada Transfer and Notice Filings”) and incorporated by reference herein; (ii) execute such consents or minutes as is required to satisfy the provisions of Section 11.3 of the Operating Agreements (Permitted Transfers); and (iii) execute all documentation required by the Operating Agreement of Medifarm RE with respect to certain transactions and agreements by the members of Medifarm RE expected to take effect simultaneously with the Effective Date, including, the approval and consent to a disproportionate distribution that will be delivered to the Seller on or before the Effective Date with a catch-up distribution to the Buyer equal to the amount Seller receives (collectively, the “Pre-Effective Date Distribution”. In addition to the State of Nevada Transfer and Notice Filings, Seller agrees that it will timely and diligently execute and deliver all and all further documentation that each Operating Entity or Purchaser is required to executed by the Nevada Department of Taxation (“NV–DOT”) or the governmental agencies having jurisdiction over the business operations for each of the Operating Entities or Medifarm RE. Each party to this Agreement shall be fully responsible for any and all taxes (income or otherwise) that may result from this Agreement and the Purchase Price. The Company will report the terms of this Agreement, to the extent required, and the payments hereunder for taxes and all other purposes that may require the reporting of such transaction.

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2. Purchase Price. The purchase price to be paid by Purchaser to Seller for the Subject Securities and Medifarm RE Securities (the “Purchase Price”) is SIX MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS AND NO/100 CENTS ($6,250,000.00), which shall be allocated as follows: (i) $5,650,000 for Seller’s Percentage Interests in the Operating Entities; and; (ii) $600,000.00 for Seller’s Percentage Interest in Medifarm RE, which amount shall be offset by the amount of the Pre-Effective Date Distribution delivered by Medifarm RE to Seller. At the Closing (defined below), the balance of the Purchase Price will be delivered to the Seller. It is agreed and acknowledged by Seller and Purchaser that the Settlement Agreement has additional obligations (financial or otherwise) and are not part of or subject to the terms of this Agreement. To the extent this a conflict between the Settlement Agreement and this Agreement regarding the purchase of the Subject Securities or Medifarm RE Securities, this Agreement shall control.

3. Closing. The closing for the sale of the Subject Securities and Medifarm RE Securities (the "Closing") shall take place no later than two (2) business days after the Operating Entities receives written approval from the NV-DOT approving the transfer of the Subject Securities to the Purchaser. The Closing shall take place at the offices of the Purchaser or such other place and at a time as the parties mutually agree. Once the relevant terms and conditions outlined in this Agreement are satisfied and the Purchase Price has been received by the Seller and given the Subject Securities and Medifarm RE Securities are uncertificated, the Subject Securities and Medifarm RE Securities shall each be deemed transferred in full at the Closing and the Seller shall have no ownership rights of any kind in each of the Operating Entities or Medifarm RE.

4. Administrative Matters and Ongoing Cooperation.

(a) Administrative Matters. Simultaneously with the Closing, Medifarm I and Medifarm RE shall file with the Nevada Secretary of State an amendment to their respective annual list to remove in full I. Heidi Loeb Hegerich as a Manager.

(b) Ongoing Cooperation. In addition to the Seller’s obligations with respect to the sale of the Subject Securities and Medifarm RE Securities and obligation to deliver fully executed State of Nevada Transfer and Notice Filings, Seller agrees to cooperate with the Purchaser and each Operating Entity and Medifarm RE in any manner regarding its business and related licensing matters, including, without limitation any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. In addition, Seller understands and agrees that the cooperation of some or all of their agents may include, but not be limited to, being available to the Purchaser, the Operating Entity or Medifarm RE upon reasonable notice to perform such services as well as to provide interviews and factual investigations; appearing at the request of the Purchaser, Operating Entities or Medifarm RE to give testimony without requiring service of a subpoena or other legal process; volunteering to the Purchaser, each Operating Entity or Medifarm RE pertinent information and turning over to the Purchaser, each Operating Entity or Medifarm RE all relevant documents which are or may come into the Seller’s possession at all times and on schedules that are mutually agreed upon.

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5. Representations and Warranties. Seller represents and warrants to Purchaser that: (i) Seller owns the Subject Securities and Medifarm RE Securities beneficially and of record, free and clear of all liens, charges, equities, restrictions, and encumbrances (collectively, “Claims”), and Seller has all requisite authority to sell, transfer, and deliver the Subject Securities and Medifarm Securities RE to Purchaser, in accordance with this Agreement, free and clear of all Claims; and (ii) the sale by Seller of the Subject Securities and Medifarm RE Securities will not constitute a breach or violation of, or default under, under any agreement or other instrument by which Seller is bound.

6. Miscellaneous. Capitalized terms used but not otherwise defined herein shall have those meanings ascribed to them in the Operating Agreements. This Agreement shall be interpreted and governed by the laws of the State of Nevada, without regard to its principles of conflicts of laws, and the exclusive jurisdiction for resolution of any dispute hereunder shall be binding arbitration proceedings conducted in Clark County, Nevada by a one-member arbitration panel of the American Arbitration Association in accordance with its rules and regulations. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. Delivery of this Agreement may be accomplished by facsimile or electronic transmission of this Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter contained herein, and supersedes any prior written or oral agreements between them with respect thereto, and there are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter contained herein which are not fully expressed herein.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

SELLER:	PURCHASER:

FOREVER GREEN NV, a Nevada limited liability company	TERRA TECH CORP., a Nevada limited liability company

/s/ I. Heidi Loeb Hegerich	/s/ Derek Peterson
I. Heidi Loeb Hegerich, Manager	Derek Peterson, President

FOREVER YOUNG INVESTMENTS, L.L.C., a Nevada limited liability company

/s/ I. Heidi Loeb Hegerich
I. Heidi Loeb Hegerich, Manager

OPERATING ENTITY CONSENTS

In accordance with the Operating Agreement for each Operating Entity and Medifarm RE, the undersigned hereby consents to the transfer of the Subject Securities and/or Medifarm RE Securities as provided for under this Agreement and confirms that the provisions of Section 11.3 of the Operating Agreement for each Operating Entity and/or Medifarm RE have been satisfied.

MEDIFARM I, LLC,	MEDIFARM I REAL ESTATE, LLC
a Nevada limited liability company	a Nevada limited liability company

/s/ Derek Peterson	/s/ Derek Peterson
Derek Peterson, Manager	Derek Peterson, Manager

MEDIFARM II, LLC, a Nevada limited liability company

/s/ Derek Peterson
Derek Peterson, Manager

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The undersigned hereby joins in the execution of this Agreement to consent to and approve the provisions of Section 4(a) and with respect to the Pre-Effective Date Distribution and offset right to the Purchase Price as set forth in Section 2 of this Agreement.

/s/ I. Heidi Loeb Hegerich
I. HEIDI LOEB HEGERICH, Personally

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EXHIBIT A

STATE OF NEVADA TRANSFER AND NOTICE FILINGS FOR EACH OPERATING ENTITY

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